UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):   August 9, 2011
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On August 9, 2011, Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing its financial and operating results for the second quarter and six months ended June 30, 2011.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.  The press release contains certain financial measures that are non-GAPP measures.  The Company has provided reconciliations within the release of the non-GAPP financial measures to the most directly comparable GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in the release.

Item 7.01.        Regulation FD Disclosure.

On August 9, 2011, the Company issued a press release announcing its financial and operating results for the second quarter and six months ended June 30, 2011.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.  The press release contains certain financial measures that are non-GAPP measures.  The Company has provided reconciliations within the release of the non-GAPP financial measures to the most directly comparable GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in the release.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the attached exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Second Quarter and Six Months Ended June 30, 2011 Financial and Operating Results Press Release, dated August 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 9, 2011	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman and Chief Executive Officer